UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2011, AVI BioPharma, Inc. (the “Company”) announced via press release the Company’s results for the three month period ended March 31, 2011. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The information in this Item 2.02 and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Amendment No. 1 to the Company’s annual report on Form 10-K filed with the SEC on May 2, 2011, Dr. Graham Johnson, the Company’s Senior Vice President of Preclinical Development and Research, will cease to be an employee of the Company effective May 13, 2011.

Item 8.01	Other Events.

On May 5, 2011, the Company received a letter from the U.S. Food and Drug Administration stating that the Company may proceed with its Phase 1 study of AVI-7100, the Company’s lead product candidate for the treatment of influenza.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit Number	Description
99.1	Press release dated May 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVI BioPharma, Inc.

By:	/s/ Christopher Garabedian
Christopher Garabedian
President and Chief Executive Officer

Date: May 5, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 5, 2011.